UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014 (May 13, 2014)

Avago Technologies Limited

(Exact name of registrant as specified in its charter)

Singapore	001-34428	98-0682363
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7 Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (65) 6755-7888

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 29, 2014, Avago Technologies Limited (“Avago” or the “Company”) issued a press release announcing unaudited financial results for the second quarter, ended May 4, 2014, of its fiscal year 2014. The Company will host an investor conference call on May 29, 2014 at 2:00 p.m. Pacific Time to discuss these results.

The foregoing description is qualified in its entirety by reference to the press release dated May 29, 2014, a copy of which is attached hereto as Exhibit 99.1.

Item 2.05.	Costs Associated with Exit or Disposal Activities

On May 13, 2014, the Company announced that it was implementing cost reduction activities associated with its recently completed acquisition of LSI Corporation (“LSI”). As part of this exercise Avago expects to eliminate approximately 1,100 positions from its workforce across all business and functional areas on a global basis. In connection with this action, the Company expects to take charges of between approximately $120 million and $140 million, in the aggregate, over its next six fiscal quarters. The Company does not plan to further update these estimates but will provide details of LSI acquisition-related restructuring costs and expenses as part of its quarterly financial reporting.

Item 8.01.	Other Events.

On May 29, 2014, LSI entered into an Asset Purchase Agreement with Seagate Technology LLC (“Seagate”), pursuant to which LSI has agreed to sell its Flash Components Division and Accelerated Solutions Division to Seagate for $450 million in cash. These divisions comprise LSI’s flash business. Each of the parties has made customary representations and warranties in the Asset Purchase Agreement. Consummation of the transaction is subject to the satisfaction or waiver of customary closing conditions and receipt of certain regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is presently expected to close in the third calendar quarter of 2014.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release, dated May 29, 2014, entitled “Avago Technologies Limited Announces Second Quarter Fiscal Year 2014 Financial Results.”

The information contained in Item 2.02 of this report, including Exhibit 99.1, shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements that address our expected future business and financial performance. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. Particular uncertainties that could materially affect future results include global economic conditions and concerns; cyclicality in the semiconductor industry or in our target markets; quarterly and annual fluctuations in operating results; loss of our significant customers; fluctuation in the timing and volume of customer demand; increased dependence on the volatile, wireless handset market and on the enterprise storage market; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; market acceptance of the end products into which our products are designed; our ability to sell to new types of customers and to keep pace with technological advances; rates of growth in our target markets; our ability to achieve the growth prospects and synergies expected from acquisitions we may make, including our recent acquisition of LSI; delays, challenges and expenses associated with integrating acquired companies, including LSI, with our existing businesses; the significant indebtedness incurred by us in May 2014 in connection with the LSI acquisition, including the need to generate sufficient cashflows to service and repay such debt; our dependence on contract manufacturing and outsourced supply chain and our ability to improve our cost structure through our manufacturing outsourcing program; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; dependence on and risks associated with distributors of our products; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Report on Form 10-Q filed on March 13, 2014, LSI’s Report on Form 10-Q filed on May 1, 2014 and Report on Form 10-K filed on February 26,2014 and our other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2014

Avago Technologies Limited

By:	/s/ Anthony E. Maslowski
Name:	Anthony E. Maslowski
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated May 29, 2014, entitled “Avago Technologies Limited Announces Second Quarter Fiscal Year 2014 Financial Results.”